AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment dated June 7, 2004 to the Employment Agreement originally dated May 1, 1999 (the "Agreement") by and between iVoice, Inc., a New Jersey corporation, successor in interest to iVoice.com, Inc., f/k/a International Voice Technologies Corp., a Delaware corporation, with offices at 750 Route 34, Matawan, New Jersey 07747 (the "Company") and Jerome Mahoney, an individual residing at ******************** (the "Executive").

         WHEREAS, the Company and the Executive mutually wish to amend the Agreement; NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt sufficiency of which is hereby acknowledged, the parties agree as follows:

The terms and conditions as set forth below shall amend the Employment Agreement

1. EMPLOYMENT. The Company hereby employs the Executive as Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer if no other individual shall serve in this position, Secretary and Treasurer, and the Executive hereby accepts such employment, subject to the terms and conditions hereinafter set forth.

2. TERM. The new term of the Executive's employment hereunder shall commence on May 1, 2004 and shall continue to April 30, 2009.

3. DUTIES. The Executive agrees that the Executive will serve the Company on a full-time basis faithfully and to the best of his ability as the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer if no other individual shall serve in this position, Secretary and Treasurer of the Company, subject to the general supervision of the Board of Directors of the Company. The Executive agrees that the Executive will not, during the term of this Agreement, engage in any other business activity which interferes with the performance of his obligations under this Agreement. The Executive further agrees to serve as a director of the Company and/or of any parent, subsidiary or affiliate of the Company if the Executive is elected to such directorship.

Upon the Date of Termination, the Executive shall resign as an officer and director of the Company and any of its subsidiaries.

4. COMPENSATION.

(a) In consideration of the services to be rendered by the Executive hereunder, including, without limitation, any services rendered by the Executive as director of the Company or of any parent, subsidiary or affiliate of the Company, the Company agrees to pay the Executive, and the Executive agrees to accept fixed annual compensation at the rate Two Hundred and Seventy Thousand Dollars ($270,000.00), subject to all required federal, state and local payroll deductions, that shall increase on the annual anniversary date of this Amendment and upon every annual anniversary thereafter, at the rate of ten percent (10%).

(b) The Executive shall also be entitled to four (4) weeks vacation, unlimited sick leave and fringe benefits, health insurance, disability insurance, life insurance, auto insurance, One Thousand Dollars ($1,000.00) per month for miscellaneous unaccountable expenses, a car allowance equal to One Thousand and Two Hundred Dollars ($1,200.00) per month and an annual bonus, in accordance with Company's policies and plans in effect, from time to time, for Executive officers of the Company.

         All other terms of Section 4 entitled Compensation shall remain unchanged.

5. COMPENSATION UPON TERMINATION.

(b)(ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, except as provided in Paragraph 5(d) below, the Company shall pay as severance pay to the Executive a lump sum severance payment equal to 300% of an average annual amount actually paid by the Company or any parent or subsidiary of the Company to the Executive and included in the Executive's gross income for services rendered in each of the five prior calendar years (or shorter period during which the Executive shall have been employed by the Company or any parent or subsidiary of the Company), less $100;

(f) ARBITER TO RESOLVE DISPUTES. The Arbiter's and the Company's accountant's fees shall be borne solely by the Company. The Executive's accountant's fees shall be borne by the Executive.

(j) ADDITIONAL FRINGE BENEFITS. If the Executive's employment shall be terminated by the Company other than for Termination for Cause, Retirement, Death or Disability or by the Executive within three years after a Change in Control of the Company for Good Reason, then for an (8) year period after such termination, the Company shall arrange to provide the Executive with life, disability, Health and accident insurance benefits substantially similar to those that the Executive was receiving immediately prior to the Notice of Termination. In addition to the benefits set forth above, the Company shall reimburse the Executive for the cost of leasing, insuring and maintaining (including the cost of fuel) a luxury automobile of the Executive's choice not to exceed $2,000.00 per month during the eight (8) year period following the Executive's termination.

                  Benefits otherwise receivable by the Executive pursuant to this Paragraph 5(j) shall be reduced to the extent comparable benefits are otherwise received by the Executive during the three (3) year period following the Executive's termination and any such benefits otherwise received by the Executive shall be reported to the Company.

         All other terms of Section 5 entitled Compensation Upon Termination shall remain unchanged.

7.       NON-DISCLOSURE OF CONFIDENTIAL INFORMATION AND NON- COMPETITION (a)

                  A. At any time during his employment by the Company or after the Executive ceases to be employed by the Company, divulge to any persons, firms or corporations, other than the Company (hereinafter referred to collectively as "third parties"), or use or allow or cause or authorize any third parties to use, any such confidential information; and

                  B. At any time during his employment by the Company and for a period of three (3) years after the Executive ceases to be employed by the Company, solicit or cause or authorize directly or indirectly to be solicited, for or on behalf of the Executive or third parties, any business from persons, firms, corporations or other entities who were at any time within one (1) year prior to the cessation of his employment hereunder, customers of the Company; and

                  C. At any time during his employment by the Company and for a period of three (3) years after the Executive ceases to be employed by the Company, accept or cause or authorize directly or indirectly to be accepted, for or on behalf of the Executive or third parties, any business from any such customers of this Company; and

                  D. At any time during his employment by the Company and for a period of three (3) years after the Executive ceases to be employed by the Company, solicit or cause or authorize directly or indirectly to be solicited for employment, for or on behalf of the Executive or third parties, any persons (excluding any individuals residing in the same immediate primary residence as the Executive, and/or the Executive's immediate family) who were at any time within one year prior to the cessation of his employment hereunder, employees of the Company; and

                  E. At any time during his employment by the Company and for a period of three (3) years after the Executive ceases to be employed by the Company, employ or cause or authorize directly or indirectly to be employed, for or on behalf of the Executive or third parties, any such employees of the Company; and

                  F. At any time during his employment by the Company and for a period of three (3) years after the Executive ceases to be employed by the Company, compete with the Company in any fashion or work for, advise, be a consultant to or an officer, director, agent or employee of or otherwise associate with any person, firm, corporation or other entity which is engaged in or plans to engage in a business or activity which competes with any business or activity engaged in by the Company, or which is under development or in a planning stage by the Company.

                  Notwithstanding the above, should the Executive not be receiving compensation from the Company either in a lump sum, or on a regular basis for a period at least equal to one (1) year, (8) years, or life, as set forth in this Agreement following his Date of Termination, then Subparagraphs 7(C), 7(E) and 7(F) shall be ineffective. Additionally, Subparagraphs 7(C), 7(D), and 7(E) shall be ineffective as it relates to the spouse of the Executive.

         All other terms of Section 7 entitled Non-Disclosure of Confidential Information and Non-Competition shall remain unchanged.

8.       CHANGE IN CONTROL.

         (c)

         C. the relocation of the Company's principal executive offices to a location which is more than a twenty-five (25) radius from the Company's executive offices on the date hereof, or the Company requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations, or the adverse and substantial alteration of the office space or secretarial or support services provided to the Executive for the performance of the Executive's duties;

         All other terms of Section 8 entitled Change in Control shall remain unchanged.

All of other terms of this Agreement shall remain if full force and effect and shall remain unchanged.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written below:

IVOICE, INC.

By:  /s/ Jerome Mahoney                    Dated:   June 7, 2004
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Title:   President and CEO





JEROME MAHONEY

By:  /s/ Jerome Mahoney                    Dated:   June 7, 2004
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